Exhibit 99.1

Align Technology	Zeno Group
Madelyn Homick	Sarah Johnson
(408) 470-1180	(828) 551-4201
mhomick@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES RECORD SECOND QUARTER 2021 FINANCIAL RESULTS AND $1 BILLION IN QUARTERLY REVENUES FOR FIRST TIME

•Q2 total revenues up 13.0% sequentially and 186.9% year-over-year to a record $1.0 billion
•Q2 diluted net income per share of $2.51; Q2 non-GAAP diluted net income per share of $3.04
•Q2 operating margin of 26.6%, up 1.4 points sequentially and up 47.3 points year-over-year
•Q2 Clear Aligner revenues up 11.6% sequentially and 181.9% year-over-year to a record $841.0 million
•Q2 Clear Aligner volume up 11.7% sequentially and 200.0% year-over-year to 665.6 thousand cases
•Q2 Clear Aligner volume for teens up 9.5% sequentially and 156.3% year-over-year to 181.0 thousand cases
•Q2 Imaging Systems and CAD/CAM Services revenues up 20.0% sequentially and 214.7% year-over-year to a record $169.8 million

TEMPE, Ariz., July 28, 2021 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign system of clear aligners, iTero intraoral scanners, and exocad CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the second quarter of fiscal 2021 ("Q2'21"). Q2'21 total revenues were $1.0 billion, up 13.0% sequentially and 186.9% year-over-year. Q2'21 Clear Aligner revenues were $841.0 million, up 11.6% sequentially and 181.9% year-over-year. Q2'21 Imaging Systems and CAD/CAM Services revenues were $169.8 million, up 20.0% sequentially and 214.7% year-over-year. Q2'21 Clear Aligner volume was 665.6 thousand cases, up 11.7% sequentially and 200.0% year-over-year. For the Americas, Q2'21 Clear Aligner volume was up 10.9% sequentially and 260.7% year-over-year. For International regions, Q2'21 Clear Aligner volume was up 12.7% sequentially and 149.2% year-over-year. Q2'21 Clear Aligner volume for teens was 181.0 thousand cases, up 9.5% sequentially and 156.3% year-over-year. Q2'21 operating income was $268.9 million, resulting in an operating margin of 26.6%. Q2'21 net income was $199.7 million, or $2.51 per diluted share. On a non-GAAP basis, Q2'21 net income was $242.1 million, or $3.04 per diluted share.
Commenting on Align's Q2'21 results, Align Technology President and CEO Joe Hogan said, “I’m pleased to report our first $1 billion revenue quarter with record volumes reflecting continued momentum from both Clear Aligners and Systems and Services. For Q2, Systems and Services revenues reflect strong growth and the strategic value of the iTero business in all regions with continued adoption of the iTero Element 5D Plus Series of next-generation scanners and imaging systems which launched in February. Increasingly, doctors are seeing the strategic impact and value of iTero scanners in their practices, far beyond its role in Invisalign case submissions – it is a true workhorse and digital enabler in every type of practice and across every type of orthodontic and restorative workflow. Q2 sequential Clear Aligner volumes were primarily driven by strength in both adult and teen market segments and across customer channels and regions, especially from the Americas and EMEA regions, reflecting

Align Technology Announces Second Quarter 2021 Results
the expanding opportunity for Invisalign treatment among adults globally, as well as the underlying orthodontic market as we continue to build awareness of the Invisalign brand and drive utilization among teens and younger patients. For Q2’21, Invisalign Clear Aligner volumes for teens were up 9.5% sequentially and 156.3% year-over-year to 181.0 thousand teens, representing one-third of total cases shipped, with strong growth from North America and EMEA orthodontists.”

Financial Summary - Second Quarter Fiscal 2021

	Q2'21	Q1'21	Q2'20
Invisalign Case Shipments	665,575	595,820	221,880
GAAP
Net Revenues	$1,010.8M	$894.8M	$352.3M
Clear Aligner	$841.0M	$753.3M	$298.3M
Imaging Systems and CAD/CAM Services	$169.8M	$141.5M	$54.0M
Net Income (Loss)	$199.7M	$200.4M	$(40.6)M
Diluted EPS	$2.51	$2.51	$(0.52)
Non-GAAP
Net Income (Loss)	$242.1M	$198.4M	$(27.6)M
Diluted EPS	$3.04	$2.49	$(0.35)

As of June 30, 2021, we had $1.1 billion in cash and cash equivalents, compared to $1.1 billion as of March 31, 2021. We also have $300.0 million available under a revolving line of credit. During Q2'21, we entered into two accelerated stock repurchase (ASR) agreements. The first ASR for the repurchase of $100.0 million of our common stock, completed our $600.0 million May 2018 Repurchase Program. The second ASR, also for the repurchase of $100.0 million of our common stock, was entered under our May 2021 $1.0 Billion Repurchase Program, leaves $900.0 million available for future repurchase.

Recent Announcements – July 2021:
•On July 21, 2021, we announced our new offices in Israel to support long term growth for the iTero scanner and services business. Our new facilities are atop one of the three high-rise buildings that make up the "Global Towers" in Petach Tikva, Israel. We will relocate employees from our current location in Or Yehuda.
•On July 20, 2021, we announced our plans to showcase our digital portfolio at the International Dental Show 2021 (IDS) in Cologne, Germany on September 22-25, 2021. Together, the Align and exocad booths will represent our biggest IDS exhibition space to date, located in sector A-030-C-031, hall 3.2, showcasing all of our innovative products and services.

Q2’21 Announcement Highlights:
Corporate
•On June 29, 2021, we announced the recipients of our Invisalign® ChangeMakers program, launched in partnership with National 4-H Council. The goal of Invisalign ChangeMakers is to celebrate and highlight teens making a positive impact in their communities. Applications and stories from across the United States were accepted between January and March 2021, with 100 youths aged 13-19 selected to receive a one-time $5,000 cash award to continue making positive changes to their hometowns. Of the 100 winners selected for exceptional public service, 30 are active 4-H members. The winners were celebrated during a virtual awards

Align Technology Announces Second Quarter 2021 Results
ceremony on YouTube, emceed by executive producer and actor Marsai Martin, who is also an Invisalign patient.
•On June 17, 2021, we announced that the Align Foundation, our donor-advised fund through Fidelity Charitable, has donated US$1 million to Operation Smile, a global surgical nonprofit, to help children around the world born with cleft conditions receive safe, effective, and timely reconstructive surgery and comprehensive care.
•On June 2, 2021, we announced the award of ten research grants under our eleventh Annual Research Award Program. The global interest in research to advance dental and orthodontic treatments continues to grow as evidenced by the increasing number of applications we receive each year from universities around the world. Since the program’s inception in 2010, we have funded over $2.0 million in research awards that have led to advancements in digital orthodontics and digital dentistry.
•On May 14, 2021, we announced a new “Invis is” consumer advertising campaign with new creative content and influencers focused on teens, moms, and young adults. The next phase roll-out of the Mom/Teen multi-touch campaign, as well as a new “Invis is a Powerful Thing” campaign targeted at young adults, build on the 2020 campaign and include new mom and young adult-targeted TV spots, influencer-led YouTube, and social media content, and digital advertising campaigns to engage teens and young adults where they spend their digital time.
•On May 13, 2021, we announced that our Board of Directors authorized a new stock repurchase program to purchase up to $1.0 billion of our common stock over the next three years. This latest authorization follows a $600 million authorization announced on May 23, 2018, for which we entered into a $100 million accelerated stock repurchase transaction on April 30, 2021, that completed that repurchase program. On May 18, 2021, we announced that we had entered into a new ASR to repurchase $100 million of our common stock under the new $1.0 billion stock repurchase program. Both ASR transactions are expected to be completed by August 2021.
•On May 13, 2021, we announced support for an updated policy statement issued by the General Dental Council ("GDC"), the UK-wide statutory regulator of general dentist practitioners and dental care professionals. In the updated statement, the GDC affirmed that orthodontic treatment must be based on a full assessment of a patient’s oral health that includes a physical, clinical examination prior to commencement of treatment. The statement also highlighted the critical importance of direct interaction between a patient and practitioner, for patients to know the full name of the dental professional responsible for their treatment and to be able to make direct contact with the doctor treating them.
•On April 28, 2021, we announced that over 10 million patients have been treated with the Invisalign system – the most advanced clear aligner system in the world – including 2.6 million teenage patients. We are celebrating 10 million Invisalign smiles with 10 million thanks – donating $10 million to the Align Foundation, to fund organizations that transform smiles and support and educate teens. We hope to inspire others to share their smiles using #10MInvisalignSmiles. This is a significant milestone for us and the Invisalign-trained orthodontists and dentists worldwide who trust Invisalign clear aligners to treat adults, teens, and patients as young as 6 years old.
•On April 28, 2021, we announced that we have extended our relationship with DECA Dental Group with a new multi-year agreement for the Invisalign system through early 2025. In addition, DECA Dental Group is extending utilization of the iTero Element 5D imaging system across its affiliated practices in the U.S. This provides DECA Dental doctors and clinical support team members with access to our customized clinical education for the

Align Technology Announces Second Quarter 2021 Results
Invisalign system and the iTero Element 5D imaging system to support practices in adopting new workflows for restorative dentistry and for digital orthodontics.
•On April 28, 2021, we featured the 2 millionth Invisalign patient campaign in Europe, Middle East and Africa (“EMEA”). We celebrated the 2 millionth EMEA Invisalign System patient milestone in Q4’20 by announcing a consumer campaign featuring Puck, a 15-year-old student from the Netherlands.
•On April 22, 2021, we announced plans to open a new manufacturing facility in Poland to address the large and untapped market opportunity in the EMEA region, which represents over 5 million annual orthodontic case starts and more than 150 million EMEA consumers who can potentially benefit from a healthier, more beautiful smile. The new Wroclaw plant will be our first in the EMEA region and our third aligner manufacturing plant worldwide, joining Juarez, Mexico, and Ziyang, China. The new facility is expected to begin supplying customers in the EMEA region in early 2022.
•On April 12, 2021, we announced our support to expand access to vaccinations by U.S. dentists. As seen over the last year, managing health care resources during a pandemic or other health crisis is a complex mix of preparation and execution, with access to responsible care being a key consideration. Federal, state, and local public health officials and health care providers have worked to balance access to COVID-19 testing and healthcare while also meeting other health needs – both routine and unexpected – that continue even during a pandemic.
Product
•On June 21, 2021, we announced our first limited-edition product, the Charli D’Amelio x Invisalign® Aligner Case, created exclusively for the Invisalign brand by social media star Charli D’Amelio (@charlidamelio). Over the past year, Charli has been documenting her Invisalign treatment journey, and as an expression of that experience, has designed a special, limited-edition case for Invisalign aligners. Cases can be purchased from the official Invisalign store: https://www.invisalignaccessories.com.
•On June 3, 2021, we announced the new iTero Workflow 2.0 software release with advanced features that provide enhanced intraoral image sharpness for clearer hard and soft tissue details to aid in treatment diagnosis, while also driving practice efficiency, patient engagement, and a more seamless end-to-end digital treatment experience for doctors and their patients. The newly released iTero Workflow 2.0 software features include faster scanning, improved visualization, and enhanced patient communication tools that help increase practice efficiency, support better clinical diagnosis, and drive patient engagement for treatment acceptance.
•On May 6, 2021, we announced that Invisalign® Virtual Care has been selected as the winner of the “Best Virtual Care Platform” award in the fifth annual MedTech Breakthrough Awards program conducted by MedTech Breakthrough, an independent market intelligence organization that recognizes the top companies, technologies, and products in the global health and medical technology market. The Invisalign® Virtual Care solution enables remote communication between Invisalign doctors and their patients to track treatment progress.

Commenting on Align's Q2'21 results, Align Technology CFO and SVP Global Finance, John Morici said, “Overall, we are very pleased with our second-quarter results and our continued strong performance across regions, customer channels, and products. While there continues to be uncertainty around the pandemic and increasing restrictions related to COVID-19 in certain geographies, we are continuing to invest in our strategic growth initiatives, including sales, marketing, innovation, and manufacturing capacity, to drive demand and conversion globally and are confident in our competitive position and ability to execute. At the same time, we are also

Align Technology Announces Second Quarter 2021 Results
anticipating more pronounced summer seasonality across all regions than we have experienced in recent years, as doctors, their staff, and patients take long overdue vacations. Notwithstanding seasonality, given our strong performance and continued confidence in the huge market opportunity, our industry leadership, and our ability to execute, we are increasing our 2021 revenue guidance provided in April on the Q1’21 earnings call to a range of $3.85 billion to $3.95 billion. Additionally, we now expect our second half year-over-year revenue growth rate to be above the mid-point of our long-term operating model target of 20% to 30%. On a GAAP basis, we now anticipate our 2021 operation margin to be better than our prior guidance, in the range of 24.0% and 25.0%. On a Non-GAAP basis, we expect the 2021 operating margin to be approximately 3 points higher than our GAAP operating margin, after excluding stock-based compensation and intangible amortization.”

FY 2021 Business Outlook
For 2021, Align provides the following guidance:
•Net revenues in the range of $3.85 billion to $3.95 billion, up approximately 56% to 60% over full-year 2020. We expect our 2H year-over-year revenue growth to be above the mid-point of our long-term operating model target of 20% to 30%
•GAAP operating margin in the range of 24.0% to 25.0%
◦Non-GAAP operating margin to be approximately 3 points higher than GAAP operating margin
•In addition, during Q3'21 we expect to repurchase up to $75 million of our common stock through either or a combination of open market repurchases or an accelerated stock repurchase agreement

Align Web Cast and Conference Call

Align will host a conference call today, July 28, 2021, at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter 2021 results, discuss future operating trends and the business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13720779 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on August 11, 2021.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include gross profit, gross margin, operating expenses, income (loss) from operations, operating margin, interest income and other income (expense), net, net income (loss) before provision for (benefit from) income taxes, provision for (benefit from) income taxes, effective tax rate, net income (loss) and/or diluted net income (loss) per share, which exclude certain items that may not be indicative of our fundamental operating performance including discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of acquired intangibles, non-cash

Align Technology Announces Second Quarter 2021 Results
deferred tax assets and associated amortization related to the intra-entity transfer of non-inventory assets, acquisition-related costs, and arbitration award gain, and, if applicable, any associated tax impacts.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that the use of certain non-GAAP financial measures provide meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they will be provided to and used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures, though, because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable Non-GAAP financial measures included in this presentation and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the table captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad® CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 200 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat approximately 10.9 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Align Technology Announces Second Quarter 2021 Results

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including quotations from management regarding the value and broad impact of intraoral scanners in dental and orthodontic practices, the potential impact of marketing campaigns and initiatives as well as statements regarding new facilities and capital improvements and project timing and costs, our expectations for the benefits of new and amended customer agreements, our expectations for our new products, features, and accessories and their availability, our expectations regarding the continuing impact of COVID-19, our beliefs concerning our competitive positioning, ability to execute on our strategic growth initiatives, seasonality, and market opportunities, and statements regarding certain business metrics on either or both a GAAP or non-GAAP basis for 2021, including, but not limited to, anticipated net revenues and growth rate for the year and, in particular, the second half of 2021, operating margin, and in connection with the timing, means and amount of anticipated stock repurchases. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

•the impact of the COVID-19 pandemic on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•difficulties predicting customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages, and consumer confidence, particularly in light of the pandemic and as pandemic-related restrictions are eased regionally and globally;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•increasing competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs or errors requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;

Align Technology Announces Second Quarter 2021 Results
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primarily operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of customer and/or patient data for any reason;
•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political and other risks relating to our international manufacturing operations; and
•the loss of key personnel or work stoppages.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (SEC) on February 26, 2021 and our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed with the SEC on May 5, 2021. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Second Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues	$1,010,808	$352,314	$1,905,579	$903,277
Cost of net revenues	252,270	127,986	469,943	284,593
Gross profit	758,538	224,328	1,435,636	618,684
Operating expenses:
Selling, general and administrative	431,921	256,967	829,036	539,873
Research and development	57,715	40,361	112,252	81,893
Total operating expenses	489,636	297,328	941,288	621,766
Income (loss) from operations	268,902	(73,000)	494,348	(3,082)
Interest income and other income (expense), net:
Interest income	383	473	2,026	2,459
Other income (expense), net	(483)	(966)	34,049	(19,515)
Total interest income and other income (expense), net	(100)	(493)	36,075	(17,056)
Net income (loss) before provision for (benefit from) income taxes	268,802	(73,493)	530,423	(20,138)
Provision for (benefit from) income taxes	69,088	(32,891)	130,333	(1,497,667)
Net income (loss)	$199,714	$(40,602)	$400,090	$1,477,529

Net income (loss) per share:
Basic	$2.53	$(0.52)	$5.06	$18.78
Diluted	$2.51	$(0.52)	$5.02	$18.70
Shares used in computing net income (loss) per share:
Basic	79,008	78,769	79,004	78,681
Diluted	79,638	78,769	79,737	79,016

Align Technology Announces Second Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$1,086,357	$960,843
Accounts receivable, net	808,079	657,704
Inventories	178,751	139,237
Prepaid expenses and other current assets	158,638	91,754
Total current assets	2,231,825	1,849,538

Property, plant and equipment, net	960,852	734,721
Operating lease right-of-use assets, net	93,425	82,553
Goodwill	432,179	444,817
Intangible assets, net	117,721	130,072
Deferred tax assets	1,512,285	1,552,831
Other assets	47,281	35,151

Total assets	$5,395,568	$4,829,683

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$225,079	$142,132
Accrued liabilities	495,572	405,582
Deferred revenues	975,930	777,887
Total current liabilities	1,696,581	1,325,601

Income tax payable	113,306	105,748
Operating lease liabilities	74,184	64,445
Other long-term liabilities	127,087	100,024
Total liabilities	2,011,158	1,595,818

Total stockholders’ equity	3,384,410	3,233,865

Total liabilities and stockholders’ equity	$5,395,568	$4,829,683

Align Technology Announces Second Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$544,691	$69,684

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(123,920)	(172,326)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(291,756)	(36,376)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(3,511)	(7,172)
Net increase (decrease) in cash, cash equivalents, and restricted cash	125,504	(146,190)
Cash, cash equivalents, and restricted cash at beginning of the period	961,474	551,134
Cash, cash equivalents, and restricted cash at end of the period	$1,086,978	$404,944

Align Technology Announces Second Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
	2020	2020	2020	2020	2020	2021	2021
Invisalign Average Selling Price (ASP):
Comprehensive Products ASP	$1,340	$1,330	$1,245	$1,230	$1,275	$1,265	$1,250
Non-Comprehensive Products ASP	$1,050	$1,035	$1,005	$1,000	$1,020	$1,030	$1,040

Number of Invisalign Doctors Cases Were Shipped To:
Americas	32,315	22,165	34,625	38,165	49,615	38,975	40,740
International	28,535	25,945	35,380	38,585	52,445	39,630	42,725
Total Doctors Cases Shipped To	60,850	48,110	70,005	76,750	102,060	78,605	83,465

Invisalign Doctor Utilization Rates*:
North America	6.9	4.8	8.4	8.7	19.8	9.1	9.9
North American Orthodontists	18.9	11.0	24.1	25.0	67.3	26.8	29.4
North American GP Dentists	3.6	2.5	4.2	4.5	9.6	4.8	5.3
International	5.1	4.7	6.4	6.9	14.5	6.8	7.1
Total Utilization Rates**	5.9	4.6	7.1	7.4	16.1	7.6	8.0

* # of cases shipped / # of doctors to whom cases were shipped.
**LATAM utilization rate is not separately disclosed, but included in the total utilization rates.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
	2020	2020	2020	2020	2020	2021	2021
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,347	$891	$1,247	$1,234	$4,719	$1,306	$1,418
SBC included in Operating Expenses	21,580	24,116	23,982	24,030	93,708	25,935	27,437
Total SBC	$22,927	$25,007	$25,229	$25,264	$98,427	$27,241	$28,855

Align Technology Announces Second Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP gross profit	$758,538	$224,328	$1,435,636	$618,684
Stock-based compensation	1,418	891	2,724	2,238
Amortization of intangibles (1)	2,175	1,650	4,350	1,650
Non-GAAP gross profit	$762,131	$226,869	$1,442,710	$622,572

GAAP gross margin	75.0%	63.7%	75.3%	68.5%
Non-GAAP gross margin	75.4%	64.4%	75.7%	68.9%

GAAP operating expenses	$489,636	$297,328	$941,288	$621,766
Stock-based compensation	(27,437)	(24,116)	(53,372)	(45,696)
Amortization of intangibles (1)	(887)	(1,595)	(1,775)	(1,595)
Acquisition related costs (2)	(68)	(5,968)	(104)	(7,307)
Non-GAAP operating expenses	$461,244	$265,649	$886,037	$567,168

GAAP income (loss) from operations	$268,902	$(73,000)	$494,348	$(3,082)
Stock-based compensation	28,855	25,007	56,096	47,934
Amortization of intangibles (1)	3,062	3,245	6,125	3,245
Acquisition related costs (2)	68	5,968	104	7,307
Non-GAAP income (loss) from operations	$300,887	$(38,780)	$556,673	$55,404

GAAP operating margin	26.6%	(20.7)%	25.9%	(0.3)%
Non-GAAP operating margin	29.8%	(11.0)%	29.2%	6.1%

GAAP interest income and other income (expense), net	$(100)	$(493)	$36,075	$(17,056)
Acquisition related costs (2)	—	1,012	—	10,187
Arbitration award gain (3)	—	—	(43,403)	—
Non-GAAP interest income and other income (expense), net	$(100)	$519	$(7,328)	$(6,869)

GAAP net income (loss) before provision for (benefit from) income taxes	$268,802	$(73,493)	$530,423	$(20,138)
Stock-based compensation	28,855	25,007	56,096	47,934
Amortization of intangibles (1)	3,062	3,245	6,125	3,245
Acquisition related costs (2)	68	6,980	104	17,494
Arbitration award gain (3)	—	—	(43,403)	—
Non-GAAP net income (loss) before provision for (benefit from) income taxes	$300,787	$(38,261)	$549,345	$48,535

Align Technology Announces Second Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP provision for (benefit from) income taxes	$69,088	$(32,891)	$130,333	$(1,497,667)
Tax impact on non-GAAP adjustments	6,218	19,702	13,373	19,838
Tax related non-GAAP items (4)	(16,651)	2,555	(34,845)	1,496,049
Non-GAAP provision for (benefit from) income taxes	$58,655	$(10,634)	$108,861	$18,220

GAAP effective tax rate	25.7%	44.8%	24.6%	7,437.0%
Non-GAAP effective tax rate	19.5%	27.8%	19.8%	37.5%

GAAP net income (loss)	$199,714	$(40,602)	$400,090	$1,477,529
Stock-based compensation	28,855	25,007	56,096	47,934
Amortization of intangibles (1)	3,062	3,245	6,125	3,245
Acquisition related costs (2)	68	6,980	104	17,494
Arbitration award gain (3)	—	—	(43,403)	—
Tax impact on non-GAAP adjustments	(6,218)	(19,702)	(13,373)	(19,838)
Tax related non-GAAP items (4)	16,651	(2,555)	34,845	(1,496,049)
Non-GAAP net income (loss)	$242,132	$(27,627)	$440,484	$30,315

GAAP diluted net income (loss) per share	$2.51	$(0.52)	$5.02	$18.70
Non-GAAP diluted net income (loss) per share	$3.04	$(0.35)	$5.52	$0.38

Shares used in computing diluted net income (loss) per share	79,638	78,769	79,737	79,016

Notes:
(1) Amortization of intangible assets related to our exocad acquisition.
(2) During 2021, acquisition related costs were for professional fees related to our exocad acquisition. During 2020, acquisition costs included third party advisory, legal, tax, accounting, banking, valuation, and other professional or consulting fees and foreign exchange losses related to a forward contract for the purchase commitment related to our exocad acquisition.
(3) During Q1'21, we recorded a $43.4 million gain from the SDC arbitration award regarding the value of Align's capital account balance.
(4) During Q1'20, we recorded a one-time net tax benefit for the deferred tax asset and certain costs associated with the intra-entity transfer of certain intellectual property rights and assets to our Swiss subsidiary. For the periods presented, we recorded amortization and certain adjustments to the benefit from the transferred intangible assets of our Swiss entity.

Refer to "About Non-GAAP Financial Measures" section of press release.

ALIGN TECHNOLOGY, INC.
FY21 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

	Range
GAAP Operating Margin	24.0%	to	25.0%
Stock-based compensation	3.0%		3.0%
Amortization of intangibles (1)	0.3%		0.3%
Non-GAAP Operating Margin	27.3%	to	28.3%

(1) Amortization of intangible assets related to our Q2'20 exocad acquisition.